                            SCHEDULE 14A INFORMATION
                                (Rule 14a-101)

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
             THE SECURITIES EXCHANGE ACT OF 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                          AMYLIN PHARMACEUTICALS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                          AMYLIN PHARMACEUTICALS, INC.
                            9373 TOWNE CENTRE DRIVE
                              SAN DIEGO, CA 92121
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY 25, 2001

TO THE STOCKHOLDERS OF AMYLIN PHARMACEUTICALS, INC.:

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Amylin Pharmaceuticals, Inc., a Delaware corporation (the "Company"), will be held on January 25, 2001 at 9:00 a.m. local time at the offices of the Company at 9373 Towne Centre Drive, San Diego, California 92121, for the following purposes:

     1. To approve the Company's 2001 Equity Incentive Plan.

     2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on December 22, 2000, as the record date for the determination of stockholders entitled to notice of and to vote at this Special Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                       /s/ Joseph C. Cook, Jr.
                                          JOSEPH C. COOK, JR.
                                          Chairman of the Board and
                                          Chief Executive Officer

San Diego, California
December 28, 2000

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                          AMYLIN PHARMACEUTICALS, INC.
                            9373 TOWNE CENTRE DRIVE
                              SAN DIEGO, CA 92121
                            ------------------------

                                PROXY STATEMENT
                      FOR SPECIAL MEETING OF STOCKHOLDERS
                                JANUARY 25, 2001
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors ("Board") of Amylin Pharmaceuticals, Inc., a Delaware corporation (the "Company"), for use at the Special Meeting of Stockholders to be held on January 25, 2001, at 9:00 a.m., local time (the "Special Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting. The Special Meeting will be held at the offices of the Company, located at 9373 Towne Centre Drive, San Diego, California 92121. The Company intends to mail this proxy statement and accompanying proxy card on or about December 28, 2000, to all stockholders entitled to vote at the Special Meeting.

SOLICITATION

     The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

     Only holders of record of Common Stock at the close of business on December 22, 2000 will be entitled to notice of and to vote at the Special Meeting. At the close of business on December 22, 2000, the Company had outstanding and entitled to vote 63,361,664 shares of Common Stock.

     Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Special Meeting. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of vote's cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 9373 Towne Centre Drive, San Diego, California 92121, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

                                   PROPOSAL 1

                   APPROVAL OF THE 2001 EQUITY INCENTIVE PLAN

     On December 14, 2000, the Board of Directors of the Company ("Board") adopted the Company's 2001 Equity Incentive Plan ("Incentive Plan"), subject to stockholder approval.

     The Company is adopting the Incentive Plan at this time because of an important need to continue to provide equity incentives to employees and consultants. In particular, the need for a new equity incentive plan is also prompted because the Company's 1991 Stock Option Plan (the "1991 Plan") will expire in 2001. Moreover, the new Incentive Plan will provide for a broader range of equity incentives than the 1991 Plan. More specifically, the Incentive Plan will give the Company greater flexibility in granting awards by allowing it to grant incentive stock options, nonstatutory stock options, stock bonuses, and rights to acquire restricted stock. As of December 22, 2000, options to purchase 95,000 shares had been granted under the Incentive Plan, subject to stockholder approval.

     The initial share reserve under the Incentive Plan will be 4,000,000 shares of Common Stock. However, the share reserve under the Incentive Plan, determined at any time, will be automatically increased without any further action by the Board of Directors or stockholders by an amount equal to the number of shares of Common Stock subject to any outstanding option under the 1991 Plan that expires or is terminated or canceled following the date that the Incentive Plan was approved by the Board of Directors, which cannot exceed a total increase of 5,275,689 shares. Additionally, the shares of the Company's Common Stock subject to such expired, terminated or cancelled options, shall be subtracted from the then current share reserve under the 1991 Plan as they are added to the share reserve under the Incentive Plan. Accordingly, with the exception of the initial 4,000,000 shares reserved under the Incentive Plan, any shares added to the share reserve under the Incentive Plan will consist entirely of shares previously authorized by Company stockholders.

     Stockholders are requested in this Proposal 1 to approve the Incentive Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Incentive Plan. Abstentions will be counted toward the tabulation of vote's cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 1.

     The essential features of the Incentive Plan are outlined below:

GENERAL

     The Incentive Plan provides for the grant of incentive stock options, nonstatutory stock options, stock bonuses and restricted stock purchase awards (collectively "awards"). Incentive stock options granted under the Incentive Plan are intended to qualify as "incentive stock options" within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonstatutory stock options granted under the Incentive Plan are not intended to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of awards. As of December 22, 2000, the Company has granted options to purchase 95,000 shares under the Incentive Plan.

PURPOSE

     The Board adopted the Incentive Plan to provide a means by which employees, directors and consultants of the Company and its affiliates may be given an opportunity to purchase stock in the Company, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates. All of the approximately 150 employees, directors and consultants of the Company and its affiliates are eligible for awards under the Incentive Plan.

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

ADMINISTRATION

     The Board administers the Incentive Plan. Subject to the provisions of the Incentive Plan, the Board has the power to construe and interpret the Incentive Plan and to determine the persons to whom and the dates on which awards will be granted, the number of shares of Common Stock subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price, the type of consideration and other terms of the award.

     The Board has delegated administration of the Incentive Plan to the Company's Compensation Committee. In the discretion of the Board, a committee to whom the Board delegates authority to administer the Incentive Plan may consist solely of two or more outside directors in accordance with Section 162(m) of the Code or solely of two or more non-employee directors in accordance with Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As used herein with respect to the Incentive Plan, the "Board" refers to any committee the Board appoints as well as to the Board itself.

     The regulations under Section 162(m) of the Code require that the directors who serve as members of the committee must be "outside directors." The Incentive Plan provides that, in the Board's discretion, directors serving on the committee may be "outside directors" within the meaning of Section 162(m). This limitation would exclude from the committee directors who are (i) current employees of the Company or an affiliate, (ii) former employees of the Company or an affiliate receiving compensation for past services (other than benefits under a tax-qualified pension Incentive Plan), (iii) current and former officers of the Company or an affiliate, (iv) directors currently receiving direct or indirect remuneration from the Company or an affiliate in any capacity (other than as a director), and (v) any other person who is otherwise considered an "outside director" for purposes of Section 162(m). The definition of an "outside director" under Section 162(m) is generally narrower than the definition of a "non-employee director" under Rule 16b-3 of the Exchange Act.

ELIGIBILITY

     Incentive stock options may be granted under the Incentive Plan only to employees (including officers) of the Company and its affiliates. New and existing employees (including officers), directors and consultants of both the Company and its affiliates are eligible to receive all other types of awards under the Incentive Plan.

     No incentive stock option may be granted under the Incentive Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the Incentive Plan and all other such plans of the Company and its affiliates) may not exceed $100,000.

     No employee may be granted options under the Incentive Plan exercisable for more than 1,000,000 shares of Common Stock during any calendar year ("Section 162(m) Limitation").

STOCK SUBJECT TO THE INCENTIVE PLAN

     The initial share reserve under the Incentive Plan will be 4,000,000 shares of Common Stock. However, the share reserve under the Incentive Plan, determined at any time, will be automatically increased without any further action by the Board of Directors or stockholders by an amount equal to the number of shares of Common Stock subject to any outstanding option under the 1991 Plan that expires or is terminated or canceled following the date that the Incentive Plan was approved by the Board of Directors, which cannot exceed a total increase of 5,275,689 shares. Additionally, the shares of the Company's Common Stock subject to such expired, terminated or cancelled options, shall be subtracted from the then current share reserve under the 1991 Plan as they are added to the share reserve under the Incentive Plan. Accordingly, with the exception of the initial 4,000,000 shares reserved under the Incentive Plan, any shares added to the share reserve under

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

the Incentive Plan will consist entirely of shares previously authorized by Company stockholders. If awards granted under the Incentive Plan expire or otherwise terminate without being exercised, the shares of Common Stock not acquired pursuant to such awards again become available for issuance under the Incentive Plan. If the Company reacquires unvested stock issued under the Incentive Plan, the reacquired stock will again become available for reissuance under the Incentive Plan for awards other than incentive stock options.

TERMS OF OPTIONS

     The following is a description of the permissible terms of options under the Incentive Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

     Exercise Price; Payment. The exercise price of incentive stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant and, in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options may not be less than 85% of the fair market value of the stock on the date of grant and, in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. However, pursuant to the terms of the Incentive Plan, not more than 5% of the shares reserved for issuance under the Incentive Plan shall be granted pursuant to options or restricted stock awards having an exercise and/or purchase price, as the case may be, that is less than 100% of the fair market value of the stock on the date of grant, and any such options or restricted stock awards that are at less than 100% of fair market value must be granted by the Board, or, in the case of an award to an officer of the Company, by the Company's Compensation Committee. If options were granted with exercise prices below market value, deductions for compensation attributable to the exercise of such options could be limited by Section 162(m) of the Code. See "Federal Income Tax Information." As of December 22, 2000, the closing price of the Company's Common Stock as reported on the Nasdaq National Market System was $7.69 per share.

     The exercise price of options granted under the Incentive Plan must be paid either in cash at the time the option is exercised or at the discretion of the Board, (i) by delivery of other Common Stock of the Company, (ii) pursuant to a deferred payment arrangement or (iii) in any other form of legal consideration acceptable to the Board.

     Option Exercise. Options granted under the Incentive Plan may become exercisable ("vest") in cumulative increments as determined by the Board. Generally, shares covered by currently outstanding options issued by the Company under the 1991 Plan typically vest during the participant's employment by, or service as a director or consultant to, the Company or an affiliate (collectively, "service") according to the following schedule: 25% vest one year from the date of grant and the remainder vest daily over the following three years. However, in October 1998 the Company granted certain options that vest according to the following alternative schedule: 25% vest six months from the date of grant and the remainder vest daily over the following 18 months. From time to time the Company has granted options having alternative vesting schedules for specified business purposes. Certain options granted under the 1991 Plan also are immediately exercisable, which is commonly referred to as an "early exercise" feature, but are subject to the Company's right to repurchase unvested shares on termination of the optionholders' service with the Company or an affiliate of the Company. Shares covered by options granted in the future under the Incentive Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may vest or be exercised. In addition, options granted under the Incentive Plan may contain an early exercise feature, but in such event the participant may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase unvested shares, generally at their exercise price, should the participant's service terminate before vesting. To the extent provided by the terms of an option, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the participant, by delivering already-owned Common Stock of the Company or by a combination of these means.

     Term. The maximum term of options under the Incentive Plan is 10 years, except that in certain cases (see "Eligibility") the maximum term is five years. Options under the Incentive Plan generally terminate

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

three months after termination of the participant's service unless (i) such termination is due to the participant's disability, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of such termination; (ii) the participant dies before the participant's service has terminated, or within three months after termination of such service, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the participant's death) within 12 months of the participant's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (iii) the option by its terms specifically provides otherwise. A participant may designate a beneficiary who may exercise the option following the participant's death. Individual option grants by their terms may provide for exercise within a longer or shorter period of time following termination of service.

     The option term generally is extended in the event that exercise of the option within these periods is prohibited. A participant's option agreement may provide that if the exercise of the option following the termination of the participant's service would be prohibited because the issuance of stock would violate the registration requirements under the Securities Act of 1933, as amended (the "Securities Act"), then the option will terminate on the earlier of
(i) the expiration of the term of the option or (ii) three months after the termination of the participant's service during which the exercise of the option would not be in violation of such registration requirements.

TERMS OF STOCK BONUSES

     Stock Bonus Awards. No more than an aggregate of 1,000,000 shares of stock may be awarded as stock bonuses under the terms of the Incentive Plan. A stock bonus may be awarded in consideration for past services actually rendered to the Company or an affiliate of the Company without any additional payment by the recipient of such award.

RESTRICTED STOCK PURCHASES

     Payment. The Board determines the purchase price under a restricted stock purchase agreement, but the purchase price may not be less than 85% of the fair market value of the Company's Common Stock on the date of grant.

     However, pursuant to the terms of the Incentive Plan, not more than 5% of the shares reserved for issuance under the Incentive Plan shall be granted pursuant to options or restricted stock awards having an exercise and/or purchase price, as the case may be, that is less than 100% of the fair market value of the stock on the date of grant, and any such options or restricted stock awards that are at less than 100% of fair market value must be granted by the Board, or, in the case of an award to an officer of the Company, by the Company's Compensation Committee.

     The purchase price of stock acquired pursuant to a restricted stock purchase agreement under the Incentive Plan must be paid either in cash at the time the option is exercised or at the discretion of the Board, (i) by delivery of other Common Stock of the Company, (ii) pursuant to a deferred payment arrangement or (iii) in any other form of legal consideration acceptable to the Board.

     Vesting. Shares of stock sold or awarded under the Incentive Plan may, but need not be, subject to a repurchase option in favor of the Company in accordance with a vesting schedule as determined by the Board. The Board has the power to accelerate the vesting of stock acquired pursuant to a restricted stock purchase agreement under the Incentive Plan.

     Restrictions on Transfer. Rights under a stock bonus or restricted stock purchase agreement may not be transferred except where such assignment is required by law or expressly authorized by the terms of the applicable stock bonus or restricted stock purchase agreement.

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

RESTRICTIONS ON TRANSFERS OF OPTIONS

     Pursuant to the provisions of the Internal Revenue Code, incentive stock options granted under the Incentive Plan may not be transferred by the participant, other than by will or by the laws of descent and distribution, and during the lifetime of the participant, may only be exercised by the participant. However, in the event of a participant's divorce, upon receipt of proof of such divorce, the Board has the discretion, but is not required, to amend the terms of the participant's incentive stock option to provide for either: (i) the transfer of the beneficial ownership of all or a portion of the incentive stock option to the participant's former spouse, or (ii) the transfer of all or a portion of the incentive stock option, provided that the transferred option shall be deemed a non-statutory stock option as required by applicable law. The Board may grant nonstatutory stock options that are transferable to the extent possible in the Option Agreement. Shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to restrictions on transfer that the Board deems appropriate.

ADJUSTMENT PROVISIONS

     In the event of certain transactions not involving receipt of consideration by the Company, such as a merger, consolidation, reorganization, stock dividend, or stock split, the Incentive Plan will be appropriately adjusted as to the class(es) and the maximum number of shares of Common Stock subject to the Incentive Plan, the Section 162(m) Limitation, and the limit on the number of share of Common Stock that may be awarded pursuant to stock bonus awards and purchases of restricted stock. Additionally, outstanding awards will be adjusted as to the class(es), number of shares and price per share of Common Stock subject to such awards.

EFFECT OF CERTAIN CORPORATE EVENTS

     The Incentive Plan provides that, in the event of a dissolution or liquidation of the Company, then all outstanding awards under the Incentive Plan shall terminate immediately prior to such dissolution or liquidation. The Incentive Plan further provides that, in the event of a sale, lease or other disposition of all or substantially all of the assets of the Company, specified types of mergers, or other corporate reorganization ("corporate transaction"), any surviving corporation shall either assume awards outstanding under the Incentive Plan or substitute similar awards for those outstanding under the Incentive Plan. If any surviving corporation declines to assume awards outstanding under the Incentive Plan or to substitute similar awards, then, with respect to participants whose service has not terminated as of the time of such corporate transaction, the vesting and the time during which such awards may be exercised will be accelerated in full, and all outstanding awards will terminate if the participant does not exercise such awards at or prior to the corporate transaction. The acceleration of an award in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

     Substantially all of the awards granted under the 1991 Plan provide that the shares subject to those awards shall immediately vest in full in the event of a change in control of the Company. For those options under the 1991 Plan, generally a "change in control" is defined as: (i) any merger, acquisition, consolidation, reorganization or other similar transaction pursuant to which the shareholders of the Company immediately prior to such merger, consolidation, reorganization or other similar transaction do not, immediately thereafter, own more than 50% of the outstanding voting securities of the resulting entity or
(ii) any liquidation or dissolution of the Company or any sale of all or substantially all of the assets of the Company. While the Board retains the discretion to provide for similar rights in all awards under the Incentive Plan, the Board currently anticipates that it will provide for such acceleration of vesting in the event of a change in control only in future awards to key employees of the Company, including the Company's executive officers. In addition, the definition of what will constitute a "change in control" for awards under the Incentive Plan will be at the sole discretion of the Board and may differ from the definition used for awards under the 1991 Plan.

DURATION, AMENDMENT AND TERMINATION

     The Board may suspend or terminate the Incentive Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the Incentive Plan will terminate on December 13, 2010.

     The Board may also amend the Incentive Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within 12 months before or after its adoption by the Board if the amendment would (i) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the Incentive Plan to satisfy Section 422 of the Code, if applicable, or Rule 16b-3 of the Exchange Act); (ii) increase the number of shares reserved for issuance upon exercise of awards; or (iii) change any other provision of the Incentive Plan in any other way if such modification requires stockholder approval in order to comply with Rule 16b-3 of the Exchange Act or satisfy the requirements of Section 422 of the Code or any securities exchange listing requirements. The Board may submit any other amendment to the Incentive Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

FEDERAL INCOME TAX INFORMATION

     Long-term capital gains currently are generally subject to lower tax rates than ordinary income or short-term capital gains. The maximum long-term capital gains rate for federal income tax purposes is currently 20% while the maximum ordinary income rate and short-term capital gains rate is effectively 39.6%. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

     Incentive Stock Options. Incentive stock options under the Incentive Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

     There generally are no federal income tax consequences to the participant or the Company by reason of the grant or exercise of an incentive stock option with the exception, however, that the exercise of an incentive stock option may increase the participant's alternative minimum tax liability, if any.

     If a participant holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss.

     Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), then at the time of the disqualifying disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock's fair market value on the date of exercise over the exercise price, or (ii) the participant's actual gain, if any, on the purchase and sale. The participant's additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

     To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

     Nonstatutory Stock Options, Restricted Stock Purchase Awards and Stock Bonuses. Nonstatutory stock options, restricted stock purchase awards and stock bonuses granted under the Incentive Plan generally have the following federal income tax consequences:

     There are no tax consequences to the participant or the Company by reason of the grant. Upon acquisition of the stock, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock's fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed upon receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

     Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

     Potential Limitation on Company Deductions. Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

     Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation if the award is: (i) granted by a compensation committee comprised solely of "outside directors," (ii) the plan under which the award is granted states the maximum number of shares with respect to which awards may be granted during a specified period to any employee, (iii) the exercise or purchase price of the award is no less than the fair market value of the stock on the date the award is granted, and (iv) prior to the grant (or exercise) of any award, the material terms of the plan under which such award will be granted are approved by the stockholders of the Company.

     Compensation attributable to restricted stock awards will qualify as performance-based compensation if the award is: (i) granted by a compensation committee comprised solely of "outside directors," and (ii) the purchase price of the award is no less than the fair market value of the stock on the date the award is granted.

     Compensation attributable to stock bonuses as well as stock options and restricted stock awards with exercise and/or purchase prices of less than fair market value of the stock on the date of grant will qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of "outside directors," (ii) the award is granted on account of (or the vesting or exercisability of the award is contingent on) the achievement of an objective performance goal established in writing by the compensation committee while the outcome of the performance goal is substantially uncertain, (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied, and (iv) prior to the granting (or exercisability) of the award, stockholders have been apprised of and have subsequently approved the material terms of the performance goal (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount -- or formula used to calculate the amount -- payable upon attainment of the performance goal).

NEW PLAN BENEFITS

     As of the date of this proxy statement, no options have been granted under the Incentive Plan to (i) the Company's Chief Executive Officer and its four other most highly compensated executive officers at December 31, 1999 (the "Named Executive Officers"), (ii) all executive officers as a group, (iii) all non-executive officer employees as a group, or (iv) all non-employee directors as a group.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of the Company's Common Stock as of November 30, 2000 by: (i) each of the Company's directors; (ii) each of the executive officers named in the Summary Compensation Table below; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

     Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 63,270,735 shares outstanding on November 30, 2000 adjusted as required by rules promulgated by the Securities and Exchange Commission (the "Commission"). Except as shown otherwise in the table, the address of each stockholder listed is in care of the Company at 9373 Towne Centre Drive, San Diego, California 92121.

                                                                   BENEFICIAL OWNERSHIP
                                                       ---------------------------------------------
                                                                       SHARES ISSUABLE
                                                                     PURSUANT TO OPTIONS
                                                                        AND WARRANTS
                                                                     EXERCISABLE WITHIN
                                                       NUMBER OF         60 DAYS OF         PERCENT
                 BENEFICIAL OWNER(1)                     SHARES       NOVEMBER 30, 2000     OF TOTAL
                 -------------------                   ----------    -------------------    --------
Allen Andersson(2)...................................  10,653,794                --           16.8%
  62 Sparhawk Lane
  North Conway, NH 03860
Funds Managed by Capital Research & Management
  Group(3)...........................................   4,845,833                --            7.7%
  333 South Hope Street
  Los Angeles, CA 90071
Domain Associates, L.L.C.(4).........................   4,338,691                --            6.9%
  One Palmer Square
  Princeton, NJ 08542
James C. Blair(4)....................................   4,419,662            13,301            7.0%
Daniel M. Bradbury...................................     387,669           221,171              *
Martin R. Brown......................................     248,405           134,854              *
Vaughn D. Bryson(5)..................................      63,122            11,109              *
Joseph C. Cook, Jr.(6)...............................   2,130,494         1,038,023            3.3%
Nancy K. Dahl........................................     166,137           163,926              *
Ginger L. Graham.....................................      93,301            53,301              *
Howard E. Greene, Jr.(7).............................   2,161,389            13,301            3.4%
Vaughn M. Kailian....................................      53,301            53,301              *
Orville G. Kolterman(8)..............................     430,361           413,811              *
Donald H. Rumsfeld(9)................................     140,512            20,068              *
Jay S. Skyler........................................      35,215            23,215              *
All executive officers and directors as a group (15
  persons)...........................................  10,375,923         2,197,736           15.9%

---------------
 *  Less than one percent.

(1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission. Includes shares issuable pursuant to options and other rights to purchase the Company's shares exercisable within 60 days of November 30, 2000.

(2) This amount includes 2,602,779 shares held by Susan Riecken, Mr. Andersson's spouse.

(3) Includes 3,000,000 shares held of record by Rescueboat & Co., as Custodian for The Growth Fund of America, Inc., and 1,845,833 shares held of record by Clipperbay & Co., as Custodian for SMALLCAP World Fund, Inc.

(4) Includes 4,115,046 shares held by Domain Partners IV, L.P, 114,486 shares held by One Palmer Square Associates, IV, L.L.C., 99,159 shares held by DP IV Associates, L.P. and 10,000 shares held by Domain Associates, L.L.C. Dr. Blair is a general partner of One Palmer Square Associates II, L.P., and the managing member of One Palmer Square Associates IV, LLC. One Palmer Square Associates II, L.P. is the general partner of Domain Partners II. One Palmer Square Associates IV, LLC is the general partner of Domain Partners IV, L.P. and DP IV Associates, L.P. Dr. Blair disclaims beneficial ownership of the 4,338,691 shares held by the Domain Associates' entities except to the extent of his pecuniary interest in such shares.

(5) Includes 52,013 shares held by the Vaughn D. Bryson Irrevocable Trust, U-A 1/14/99.

(6) Includes 130,752 shares owned by Farview Management, L.P. to which Mr. Cook shares voting and dispositive power with his wife.

(7) Includes 70,769 shares held by The Greene Children's Trust, of which Mr. Greene is a trustee and with respect to which he shares voting and dispositive power with his wife, Arlene Greene. Also includes 2,077,319 shares held in The Greene Family Trust, of which Mr. Greene is a trustee and with respect to which he also shares voting and dispositive power with his wife.

(8) Includes 5,250 shares owned by Dr. Kolterman's children.

(9) Includes 5,000 shares held by a partnership of which Mr. Rumsfeld is a general partner. Mr. Rumsfeld disclaims beneficial ownership of those shares.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

     In August 1997, the Company adopted a Non-Employee Directors' Deferred Compensation Plan that permits participating non-employee directors to elect, on an annual basis, to defer all or a portion of their cash compensation as directors in a deferred stock account pursuant to which the deferred fees are credited in the form of shares of the Company's Common Stock, based on the market price of the stock at the time the deferred fees are earned. Deferred amounts are, therefore, valued according to fluctuations in the fair market value of the Company's Common Stock. When a participant ceases serving as a director, the participant will be entitled to receive the value of his or her account in cash and/or in the form of the Company's Common Stock, either in a single lump sum payment or in equal annual installments, as determined by the Company in its sole discretion. All non-employee directors chose to defer all of their cash compensation for both the 1999 and 2000 fiscal years.

     Each non-employee director of the Company receives a $1,000 attendance fee for each meeting of the Board such director attends, subject to the Non-Employee Directors' Deferred Compensation Plan described below. In addition, in fiscal year 1999, each non-employee director received a one time special contribution under the Non-Employee Directors' Deferred Compensation Plan of $15,000 plus $300 for each month such director served as a director of the Company up to a maximum of an additional $15,000. No amounts were paid to non-employee directors in 1999 and $231,400 was deferred into the Directors' Plan. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy.

     Each non-employee director of the Company also receives stock option grants under the Company's Non-Employee Directors' Stock Option Plan (the "Directors' Plan"). During the last fiscal year, the Company granted options covering an aggregate of 60,000 shares to three newly appointed non-employee directors of the Company, at an average exercise price per share of $4.136. The average fair market value of such Common Stock on the date of grant was $4.136 per share (based on the closing sales prices reported on the Nasdaq SmallCap Market for each date on which the options were granted). From January 1, 2000 through December 22, 2000, the Company granted options covering an aggregate of 70,000 shares to seven non-employee directors of the Company at an average exercise price of $10.25 per share. As of December 22, 2000, 51,424 options had been exercised under the Directors' Plan.

COMPENSATION OF EXECUTIVE OFFICERS

                            SUMMARY OF COMPENSATION

     The following table shows for the fiscal years ended December 31, 1997, 1998 and 1999, compensation awarded or paid to, or earned by, each person who served as the Company's Chief Executive Officer during the fiscal year ended December 31, 1999, and the Company's other four most highly compensated executive officers at December 31, 1999 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG TERM
                                                                               COMPENSATION
                                        ANNUAL COMPENSATION(1)                    AWARDS
                             ---------------------------------------------   -----------------
                                                            OTHER ANNUAL     SHARES UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR   SALARY($)   BONUS($)   COMPENSATION($)      OPTIONS(#)       COMPENSATION($)(2)
---------------------------  ----   ---------   --------   ---------------   -----------------   ------------------
Joseph C. Cook, Jr.(3).....  1999    375,000         --        190,951(4)         206,800              17,405
  CEO and Chairman of the    1998    234,053         --         92,472(4)         765,000(5)            1,248
  Board of Directors
Orville G. Kolterman.......  1999    233,300         --             --             53,000              10,337
  Senior Vice President of   1998    232,535     36,323             --            150,700               4,294
  Clinical Affairs           1997    213,517         --             --             10,000               4,282
Daniel M. Bradbury(6)......  1999    189,625         --             --             77,000               8,466
  Senior Vice President of   1998    174,863     26,648             --            157,000               5,000
  Corporate Development      1997    143,260         --             --                 --               4,703
Martin R. Brown(7).........  1999    184,500         --             --             66,800               8,280
  Senior Vice President of   1998    150,969     15,300             --            100,695               5,000
  Operations                 1997    137,888         --             --                 --               4,036
Nancy K. Dahl(8)...........  1999    167,075         --             --             50,600               6,086
  Vice President, General    1998    154,452     14,229             --            104,650               4,640
  Counsel and Secretary      1997    126,966         --             --                 --               4,235

---------------
(1) As permitted by rules promulgated by the SEC, no amounts are shown for 1999, or with respect to certain "perquisites," where such amounts do not exceed the lesser of 10% of bonus plus salary or $50,000.

(2) Except as otherwise noted, consists of matching contributions made by the Company in Common Stock under its 401(k) plan and represents the fair market value of the Company's Common Stock on the calculation date multiplied by the number of shares. Also includes distributions to employees from the Phantom Stock Salary Deferral Plan, based on the fair market value of the Company's Common Stock as of May 31, 1999 ($1.313 per share) multiplied by the number of shares of Common Stock distributed and the cash refund generated. For the year 1999, all other compensation amounts are apportioned as follows:

                                              COMMON STOCK SHARES
                           VALUE OF 401K       DISTRIBUTED UNDER      FAIR MARKET VALUE OF      CASH REFUND FROM
                              MATCHING        PHANTOM STOCK SALARY     COMMON STOCK AS OF     PHANTOM STOCK SALARY
           NAME           CONTRIBUTIONS($)      DEFERRAL PLAN(#)        MAY 31, 1999($)         DEFERRAL PLAN($)
           ----           ----------------    --------------------    --------------------    --------------------
   Joseph C. Cook,
     Jr. ...............       $5,004                2,685                   $3,525                  $8,876
   Orville G.
     Kolterman..........       $4,781                1,203                   $1,580                  $3,976
   Daniel M. Bradbury...       $4,795                  795                   $1,044                  $2,627
   Nancy K. Dahl........       $5,004                  234                   $  307                  $  775
   Martin R. Brown......       $5,006                  709                   $  931                  $2,343

(3) Mr. Cook became CEO and Chairman of the Board of Directors on March 25,
    1998.

(4) Represents expenses paid by the Company or reimbursed to Mr. Cook for certain living expenses, associated travel expenses and tax gross-ups related thereto, in accordance with Mr. Cook's employment agreement with the company.

(5) Includes 12,676 shares that were cancelled.

(6) Mr. Bradbury became an executive officer of the company on October 19, 1998.

(7) Mr. Brown became an executive officer of the company on March 9, 1999.

(8) Ms. Dahl became an executive officer of the company on October 19, 1998.

                       STOCK OPTION GRANTS AND EXERCISES

     Historically, the Company has granted options to its executive officers under its 1991 Plan. As of December 31, 1999, options to purchase a total of 4,500,967 shares were outstanding under the 1991 Plan and options to purchase 1,646,406 shares remained available for grant thereunder. As of December 22, 2000, options to purchase a total of 5,254,016 shares were outstanding under the 1991 Plan.

     The following tables show for the fiscal year ended December 31, 1999, certain information regarding options granted to, exercised by, and held at year-end by, the Named Executive Officers:

                                                                                         POTENTIAL REALIZABLE
                                                                                           VALUE AT ASSUMED
                                         INDIVIDUAL GRANTS                                  ANNUAL RATES OF
                                         ------------------                                   STOCK PRICE
                            SHARES       % OF TOTAL OPTIONS                                APPRECIATION FOR
                          UNDERLYING          GRANTED                                      OPTION TERM($)(3)
                            OPTIONS       TO EMPLOYEES IN      EXERCISE     EXPIRATION   ---------------------
         NAME            GRANTED(#)(1)   FISCAL YEAR(%)(2)    PRICE($/SH)      DATE         5%          10%
         ----            -------------   ------------------   -----------   ----------   ---------   ---------
Joseph C. Cook, Jr. ...     150,000             12.7%            1.03        02/07/09      97,164     246,233
                              6,800              1.0%            1.34        05/23/09       5,730      14,522
                             50,000              4.2%            8.34        12/30/09     262,249     664,591
Daniel M. Bradbury.....      75,000              6.4%            0.78        03/01/09      36,790      93,234
                              2,000                *             1.34        05/23/09       1,685       4,271
Martin R. Brown........      65,000              6.0%            0.78        03/01/09      31,885      80,803
                              1,800                *             1.34        05/23/09       1,517       3,844
Nancy K. Dahl..........      50,000              4.2%            0.78        03/01/09      24,527      62,156
                                600                *             1.34        05/23/09         506       1,281
Orville G. Kolterman...      50,000              4.2%            0.78        03/01/09      24,527      62,156
                              3,000                *             1.34        05/23/09         252       6,400

---------------
(1) Such options generally vest according to the following schedule: 25% vest one year from the date of grant and the remainder vest daily over the following three years. All options provide for acceleration of vesting in full in the event of a change in control of the Company.

(2) Based on options to purchase 1,180,800 shares of Common Stock granted to employees, including Named Executive Officers, under the Option Plan during the fiscal year ended December 31, 1999.

(3) Calculated on the assumption that the market value of the underlying stock increases at the stated values, compounded annually. The total appreciation of the options over their 10-year terms at 5% and 10% is 63% and 159% respectively.

 *  Less than 1%.

                AGGREGATED OPTION EXERCISES IN 1999 FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                        NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                         UNDERLYING OPTIONS           IN-THE-MONEY OPTIONS
                           SHARES                        AS OF FY-END(#)(1)            AS OF FY-END($)(2)
                         ACQUIRED ON      VALUE      ---------------------------   ---------------------------
         NAME            EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
         ----            -----------   -----------   -----------   -------------   -----------   -------------
Joseph C. Cook, Jr. ...    256,800       107,550       777,024        100,300       3,535,595       570,486
Daniel M. Bradbury.....     40,251        85,967       221,212         56,783       1,069,137       406,994
Martin R. Brown........     49,900       139,617       114,570         38,025         629,871       334,122
Nancy K. Dahl..........         --            --       152,501         38,498         949,582       276,544
Orville G. Kolterman...      3,749         7,519       338,629         56,466       1,669,610       324,123

---------------
(1) Includes both in-the-money and out-of-the-money options. Certain options granted under the 1991 Plan are immediately exercisable but are subject to the Company's right to repurchase unvested shares on termination of employment.

(2) The fair market value of the Company's Common Stock on December 31, 1999 was $8.3438. Excludes out-of-the-money options.

                             EMPLOYMENT AGREEMENTS

     From 1994 to 1998, Joseph C. Cook, Jr. served as a consultant to the Company under various consulting agreements. In June 1995, the Company and Mr. Cook entered into a consulting agreement (the "Consulting Agreement"), which became effective in September 1995. Pursuant to the Consulting Agreement, Mr. Cook agreed to provide certain consulting services, including assistance in implementing the Company's business strategy. As part of Mr. Cook's compensation as a consultant, to date Mr. Cook has been granted nonqualified stock options under the Company's Option Plan to purchase an aggregate of 270,000 shares of Common Stock. In connection with an earlier consulting agreement between the Company and Mr. Cook, in January 1995, the Company also entered into a phantom stock unit agreement with Farview Management Co., L.P. ("Farview"), a consulting firm of which Mr. Cook is a general partner (the "Phantom Stock Agreement"). Pursuant to the agreement, Farview received 9,000 phantom stock units, representing the right to receive cash or shares of the Company's Common Stock ("Phantom Stock Units"). The Phantom Stock Agreement provides that on the date Mr. Cook ceases to be a consultant to or director of the Company (the "Termination Date"), the Company will pay Farview the fair market value of the Phantom Stock Units in cash or shares of the Company's Common Stock, at the election of the Company. The fair market value of each Phantom Stock Unit is to be determined based on the closing price of a share of the Company's Common Stock as quoted on the Nasdaq National Market on the last trading day prior to the Termination Date.

     In addition, in February 1998, Mr. Cook was granted an option to purchase 15,000 shares of Common Stock, including options to purchase 12,676 shares that have been cancelled. Pursuant to the Consulting Agreement, as amended, Mr. Cook's consulting fees and the vesting of his options were determined based on hours of service performed. Mr. Cook was also reimbursed for any reasonable travel, living and business expenses incurred in connection with the performance of his consulting services.

     In March 1998, Mr. Cook accepted a position as Chairman of the Board and Chief Executive Officer of the Company. In connection with his appointment, Mr. Cook entered into an agreement with the Company pursuant to which his annual salary was set at $375,000. Under the terms of his agreement, Mr. Cook is eligible to receive an annual merit bonus of up to $250,000, payable upon the achievement of goals and milestones to be set by the Compensation Committee. In addition, Mr. Cook's agreement provides that the Company will reimburse Mr. Cook or pay for certain living expenses, associated travel expenses and tax gross-up payments related thereto. Mr. Cook was also granted an option to purchase an aggregate of 500,000 shares of the Company's Common Stock under the Company's Option Plan at an exercise price of $2.656 per share. The option vests as follows: 200,000 of the option shares will vest in equal monthly installments over the twelve months following Mr. Cook's employment start date; and the remaining 300,000 option shares will vest in equal monthly installments over the following thirty-six months. In addition, Mr. Cook's agreement provides that vesting of the option will be accelerated in full upon a change in control of the Company in accordance with the Company's standard vesting acceleration provisions.

     In accordance with the provisions of Mr. Cook's employment agreement, his Consulting Agreement with the Company was terminated as of the day prior to the date he commenced employment with the Company. Mr. Cook's employment agreement also provides that the portion of the outstanding options granted to Mr. Cook in connection with the Consulting Agreement which were vested as of his employment start date will remain outstanding and exercisable in accordance with their terms for so long as Mr. Cook remains employed by the Company and for twelve months thereafter, or for such longer period as is provided under the terms of those options.

     In December 1996, Daniel M. Bradbury entered into an agreement with the Company pursuant to which the Company made an interest-free loan to Mr. Bradbury in the principal amount of $36,000 to assist Mr. Bradbury with relocation expenses. The loan was amended in April 2000, and under its terms the principal amount will become due and repayable on the earlier of (a) the 45th day after termination of Mr. Bradbury's employment with the Company, (b) the sale of the property securing the loan or (c) December 10, 2000. The terms of the loan agreement also restricted Mr. Bradbury's ability to sell common stock of the Company and to make withdrawals of, or take loans against, his contributed funds under the Company's 401(k) plan. Mr. Bradbury repaid the loan on December 10, 2000.

     In May 1998, as part of its efforts to conserve cash resources, the Company adopted an Employee Phantom Stock Salary Deferral Plan (the "Phantom Stock Plan") that permitted participating eligible employees, including executive officers, to elect to defer up to 25% of their cash compensation as employees from May 1, 1998 to December 1, 1998 in a deferred stock account pursuant to which the deferred amounts were credited in the form of shares of the Company's Common Stock, based on the market price of the stock as of May 1, 1998, which was $5.375. Deferred amounts were, therefore, valued according to fluctuations in the fair market value of the Company's Common Stock. If a participant ceased serving as an employee of the Company prior to May 31, 1999 (other than by such employee's voluntary termination of employment or such employee's death or permanent disability), the participant was entitled to receive the value of his or her account in cash and/or in the form of the Company's Common Stock in a single lump sum payment, in the form determined by the Company in its sole discretion. In the event that a participant voluntarily terminated his or her employment with the Company prior to May 31, 1999, then such participant's deferred compensation account with the Company was of no value and such participant had no right to receive any amounts from the Company, in any form, based on his or her compensation reductions in connection with the Phantom Stock Plan. Thirty-seven employees chose to defer a portion of their cash compensation under the Phantom Stock Plan, which in the aggregate, totaled approximately $387,857 of deferred compensation. Distributions under the Phantom Stock Plan were made in January 1999 and May 1999. The value of this deferred compensation was approximately $90,342.

     In February 1998, the Company adopted a Supplemental Incentive Bonus Program (the "Supplemental Bonus Program") for certain employees. Under the Supplemental Bonus Program, each of the employees specifically designated by the Compensation Committee to participate in the program was eligible to receive a cash bonus equal to 50% of his or her base salary on March 1, 2000, less applicable payroll taxes and benefit contributions (the "Supplemental Bonus"), if he or she met the following criteria: (i) the employee must be continuously employed by the Company or an affiliate of the Company on a full-time basis through March 1, 2000 (the "Bonus Date"); and (ii) the employee must retain a performance rating of "good" or better from March 1, 1998 through the Bonus Date. In addition, in the event of a change in control of the Company prior to March 1, 2000, participating employees may also be eligible to receive a portion of such bonus under specified circumstances. The Named Executive Officers designated by the Compensation Committee as eligible to participate in the Supplemental Incentive Bonus Program were Messrs. Bradbury and Brown, Ms. Dahl and Dr. Kolterman.

     In connection with James Gaither's resignation from the Company's Board in June 2000, the Company has agreed to extend the period during which Mr. Gaither may exercise options granted to him pursuant to the Company's Directors' Plan through January 31, 2002.

EMPLOYEE BENEFIT PLANS

     In addition to the Phantom Stock Plan and the Supplemental Bonus Program described under the caption "Employment Agreements," the Company maintains the following employee benefit plans.

401(k) PLAN MATCHING CONTRIBUTIONS

     In 1997, the Board approved a 401(k) matching contribution for all 401(k) plan participants. The match is equal to 50% of a participant's contributions to the plan each year up to a maximum of 3% of a participant's salary. The match is made in the form of Common Stock of the Company. Matching contributions are subject to a vesting schedule based on years of service with the Company.

1991 STOCK OPTION PLAN

     In October 1991, the Company adopted the 1991 Plan and it was subsequently amended, most recently in October 1999. The purpose of the 1991 Plan is to assist the Company in attracting the services of new officers, employees and consultants and retaining the services of current officers, employees and consultants. The 1991 Plan provides a means by which selected officers, employees and consultants of the Company and its affiliates are given an opportunity to purchase stock in the Company. The 1991 Plan provides for the grant of both incentive and nonqualified stock options. Incentive stock options are intended to qualify as "incentive stock options" within the meaning of
Section 422 of the Code. Nonqualified stock options granted under the 1991 Plan are intended not to qualify as incentive stock options under the Code. The maximum number of shares of Common Stock that may be issued under the 1991 Plan is 7,800,000. As of December 22, 2000, approximately 135 of the Company's employees were eligible to participate in the 1991 Plan.

     Under the 1991 Plan, the Board or Compensation Committee may provide for the grant of stock options to eligible employees. The Board or Compensation Committee determines certain provisions of each option granted, including the number of shares to be granted to each person and the time such option may be exercised. The exercise price of incentive stock options may not be less than the fair market value of the Common Stock on the date of the option grant. The exercise price of nonqualified stock options may not be less than 85% of the fair market value of the Common Stock on the date of grant. Such options generally vest according to the following schedule: 25% vest one year from the date of grant and the remainder vest daily over the following three years. However, in October 1998 the Company granted certain options that vest according to the following alternative schedule: 25% vest six months from the date of grant and the remainder vest daily over the following 18 months. From time to time the Company has granted options having alternative vesting schedules for specified business purposes. Certain options granted under the 1991 Plan also contain an early exercise feature. Substantially all options awarded under the 1991 Plan provide for acceleration of vesting in full in the event of a change in control of the Company.

1991 EMPLOYEE STOCK PURCHASE PLAN

     In November 1991, the Company adopted the Employee Stock Purchase Plan (the "Purchase Plan") which has been amended from time to time. The purpose of the Purchase Plan is to provide a means by which employees of the Company may be given an opportunity to purchase Common Stock of the Company through payroll deductions, to assist the Company in retaining the services of its employees and to secure and retain the services of new employees. As of December 22, 2000, approximately 130 of the Company's approximately 135 employees are eligible to participate in the Purchase Plan. The rights to purchase Common Stock granted under the Purchase Plan are intended to qualify as options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Internal Code of 1986, as amended.

     The Purchase Plan is implemented by the Board by offering rights to purchase Common Stock to employees from time to time. Each offering is no more than 27 months long. Under the Purchase Plan, any employee who is customarily employed at least 20 hours per week and five months per calendar year may participate in the Purchase Plan by authorizing payroll deductions of up to 15% of such employees total compensation during the purchase period. The purchase price per share is the lower of 85% of the fair market value on the first day of the offering or on the exercise date. A participating employee may withdraw at any time. Upon withdrawal, the Company will distribute to the employee his or her accumulated payroll deductions without interest, less accumulated deductions previously applied to the purchase of shares of Common Stock on employee's behalf. In addition, rights granted pursuant to an offering terminate immediately upon cessation of an employees employment for any reason, and the Company will distribute to such employee all of his or her accumulated payroll deductions, without interest.

                              CERTAIN TRANSACTIONS

     The Company has entered into certain transactions with its directors, as described under the caption "Executive Compensation -- Compensation of Directors." The Company has also entered into certain agreements with its current Chief Executive Officer and Chairman of the Board, as described under the caption "Executive Compensation -- Employment Agreements."

     The Company's Bylaws provide that the Company will indemnify its directors and executive officers and may indemnify its other officers, employees and other agents to the fullest extent permitted by Delaware law. The Company is also empowered under its Bylaws to enter into indemnification contracts with its directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. Pursuant to this provision, the Company has entered into indemnity agreements with each of its directors and officers.

     In addition, the Company's Certificate of Incorporation provides that to the fullest extent permitted by Delaware law, the Company's directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware law. Each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for acts or omissions that the director believes to be contrary to the best interests of the Company or its stockholders, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the director's duty to the Company or its stockholders when the director was aware or should have been aware of a risk of serious injury to the Company or its stockholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Company or its stockholders, for improper transactions between the director and the Company, and for improper distributions to stockholders and loans to directors and officers. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

     There is no pending litigation or proceeding involving a director, officer, employee or other agent of the Company as to which indemnification is being sought, nor is the Company aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                       /s/ Joseph C. Cook, Jr.
                                          JOSEPH C. COOK, JR.
                                          Chairman of the Board
                                          and Chief Executive Officer

December 28, 2000

     COPIES OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999 AND ITS QUARTERLY REPORTS ON FORM 10-Q FOR EACH OF THE QUARTERS ENDED MARCH 31, 2000, JUNE 30, 2000 AND SEPTEMBER 30, 2000 ARE AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: INVESTOR RELATIONS, AMYLIN PHARMACEUTICALS, INC., 9373 TOWNE CENTRE DRIVE, SAN DIEGO, CALIFORNIA 92121.

                          AMYLIN PHARMACEUTICALS, INC.

                           2001 EQUITY INCENTIVE PLAN

                           ADOPTED DECEMBER 14, 2000
                  APPROVED BY STOCKHOLDERS             , 2001
                      TERMINATION DATE: DECEMBER 13, 2010

1. PURPOSES.

     (a) Eligible Stock Award Recipients. The persons eligible to receive Stock Awards are the Employees, Directors and Consultants of the Company and its Affiliates.

     (b) Available Stock Awards. The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) stock bonuses and (iv) rights to acquire restricted stock.

     (c) General Purpose. The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2. DEFINITIONS.

     (a) "Affiliate" means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

     (b) "Annual Meeting" means the annual meeting of the stockholders of the Company.

     (c) "Board" means the Board of Directors of the Company.

     (d) "Code" means the Internal Revenue Code of 1986, as amended.

     (e) "Committee" means a committee of one or more members of the Board appointed by the Board in accordance with subsection 3(c).

     (f) "Common Stock" means the common stock of the Company.

     (g) "Company" means Amylin Pharmaceuticals, Inc., a Delaware corporation.

     (h) "Consultant" means any person, including an advisor, whether an individual or an entity, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the Board of Directors of an Affiliate. However, a person shall not be deemed a "Consultant" by reason of such person's service as a Director and/or payments of director's fees to such person.

     (i) "Continuous Service" means that the Participant's service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A Participant's Continuous Service shall not be deemed to have terminated by reason of a change in the capacity in which such Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which such Participant renders such service, provided that there is otherwise no interruption or termination of such Participant's Continuous Service. For example, a change in status from an employee of the Company to a consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party's sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

     (j) "Covered Employee" means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

     (k) "Director" means a member of the Board of Directors of the Company.

     (l) "Disability" means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

     (m) "Employee" means any person employed by the Company or an Affiliate. A person shall not be deemed an Employee by reason of such person's service as a Director and/or payments of director's fees to such person.

     (n) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (o) "Fair Market Value" means, as of any date, the value of the Common Stock determined as follows:

          (i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

          (ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

     (p) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

     (q) "Non-Employee Director" means a Director who either (i) is not a current employee or officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act ("Regulation S-K")), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

     (r) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

     (s) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

     (t) "Option" means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

     (u) "Option Agreement" means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

     (v) "Optionholder" means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

     (w) "Outside Director" means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

     (x) "Participant" means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

     (y) "Plan" means this Amylin Pharmaceuticals, Inc. 2001 Equity Incentive Plan.

     (z) "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

     (aa) "Securities Act" means the Securities Act of 1933, as amended.

     (bb) "Stock Award" means any right granted under the Plan, including an Option, a stock bonus and a right to acquire restricted stock.

     (cc) "Stock Award Agreement" means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

     (dd) "Ten Percent Stockholder" means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3. ADMINISTRATION.

     (a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

     (b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

          (i) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

          (ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

          (iii) To amend the Plan or a Stock Award as provided in Section 12.

          (iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

     (c) Delegation to Committee.

          (i) General. The Board may delegate administration of the Plan to a Committee or Committees of one (1) or more members of the Board, and the term "Committee" shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

          (ii) Committee Composition when Common Stock is Publicly
     Traded. Notwithstanding any contrary provision of subparagraph 3(c)(i) of this Plan, at such time as the Common Stock is publicly traded, in the discretion of the Board, a Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. Within the scope of such authority, the Board or the Committee may
     (1) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (2) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

          (iii) Stock Awards at Less Than One Hundred Percent of Fair Market Value. Notwithstanding the foregoing, to the extent that any Nonstatutory Stock Option or restricted stock award is granted with an exercise and/or purchase price, as applicable, below one hundred percent (100%) of Fair Market Value, such award must be granted by the Board or, in the case of an award to an Officer, by the Company's Compensation Committee.

     (d) Effect of Board's Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4. SHARES SUBJECT TO THE PLAN.

     (a) Share Reserve. An aggregate of four million (4,000,000) shares of Common Stock shall initially be authorized for issuance pursuant to Stock Awards; provided, however, such aggregate number shall increase automatically without further Board action or stockholder approval, as and to the extent that options to purchase Common Stock issued under the Company's 1991 Stock Option Plan (the "1991 Plan") expire, terminate or otherwise cancel prior to exercise following the date the Plan is approved by the Board, by the number of shares underlying such expired, terminated or canceled options issued under the 1991 Plan, subject to a maximum increase of five million two hundred seventy-five thousand six hundred eighty-nine (5,275,689) shares. Accordingly, subject to the provisions of Section 11 relating to adjustments upon changes in Common Stock, the Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate nine million two hundred seventy-five thousand six hundred eighty-nine (9,275,689) shares of Common Stock.


     (b) Reversion of Shares to the Share Reserve. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan.

     (c) Source of Shares. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5. ELIGIBILITY.

     (a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

     (b) Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

     (c) Section 162(m) Limitation. Subject to the provisions of Section 11 relating to adjustments upon changes in the shares of Common Stock, no Employee shall be eligible to be granted Options covering more than one million (1,000,000) shares of Common Stock during any calendar year.

     (d) Consultants. A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act ("Form S-8") is not available to register either the offer or the sale of the Company's securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

6. OPTION PROVISIONS.

     Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

          (a) Term. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

          (b) Exercise Price of an Incentive Stock Option. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

          (c) Exercise Price of a Nonstatutory Stock Option. The exercise price of each Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of the Common Stock subject to the option on the date the option is granted; provided, however, that not more than five percent (5%) of the shares reserved for issuance under the Plan pursuant to subsection 4(a) herein shall be granted pursuant to options or restricted stock awards having an exercise and/or purchase price, as applicable, that is less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to such option or restricted stock award on the date such award is granted and/or at the time the purchase is consummated, as the case may be. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

          (d) Consideration. The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or (ii) at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option)
     (1) by delivery to the Company of other Common Stock, (2) according to a deferred payment or other similar arrangement with the Optionholder or (3) in any other form of legal consideration that may be acceptable to the Board. Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). At any time that the Company is incorporated in Delaware, payment of the Common Stock's "par value," as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

          In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the market rate of interest necessary to avoid a charge to earnings for financial accounting purposes.

          (e) Transferability of an Incentive Stock Option. Pursuant to provisions of the Code, an Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, in the event of the Optionholder's divorce, upon receipt of proof of such divorce, the Board in its discretion may, but shall have no obligation to, amend the terms of an Incentive Stock Option to provide for either (i) the transfer of the beneficial ownership of all or a portion of the Incentive Stock Option to the Optionholder's former spouse, or (ii) the transfer of all or a portion of the Incentive Stock Option, provided that the transferred Option shall be deemed a Nonstatutory Stock Option to the extent required by applicable law. In addition to the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

          (f) Transferability of a Nonstatutory Stock Option. A Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

          (g) Vesting Generally. The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this subsection 6(g) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

          (h) Termination of Continuous Service. In the event an Optionholder's Continuous Service terminates (other than upon the Optionholder's death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time as is determined by the Board (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the case of an Incentive Stock Option, to the extent the Board intends that the Option remain an Incentive Stock Option, such period of time shall not exceed three (3) months from the date of termination. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

          (i) Extension of Termination Date. An Optionholder's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder's Continuous Service (other than upon the Optionholder's death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in subsection 6(a) or (ii) the expiration of a period of three
     (3) months after the termination of the Optionholder's Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

          (j) Disability of Optionholder. In the event that an Optionholder's Continuous Service terminates as a result of the Optionholder's Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of
     (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

          (k) Death of Optionholder. In the event (i) an Optionholder's Continuous Service terminates as a result of the Optionholder's death or
     (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder's Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder's death pursuant to subsection 6(e) or 6(f), but only within the period ending on the earlier of (1) the date twelve (12) months following the date of death (or such longer or shorter period specified in the Option Agreement) or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

          (l) Early Exercise. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder's Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate.

7. PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

     (a) Stock Bonus Awards. Each stock bonus agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of stock bonus agreements may change from time to time, and the terms and conditions of separate stock bonus agreements need not be identical, but each stock bonus agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

          (i) Consideration. A stock bonus may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit.

          (ii) Vesting. Shares of Common Stock awarded under the stock bonus agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

          (iii) Termination of Participant's Continuous Service. In the event a Participant's Continuous Service terminates, the Company may reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the stock bonus agreement.

          (iv) Transferability. Rights to acquire shares of Common Stock under the stock bonus agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the stock bonus agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the stock bonus agreement remains subject to the terms of the stock bonus agreement.

          (v) Limitation on Number of Shares. Subject to the provisions of
     Section 11 relating to adjustments upon changes in the shares of Common Stock, the Company shall not grant Stock Awards under this subsection 7(a) covering more than one million (1,000,000) shares of Common Stock in the aggregate.

     (b) Restricted Stock Awards. Each restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of the restricted stock purchase agreements may change from time to time, and the terms and conditions of separate restricted stock purchase agreements need not be identical, but each restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

          (i) Purchase Price. The purchase price under each restricted stock purchase agreement shall be such amount as the Board shall determine and designate in such restricted stock purchase agreement. The purchase price shall not be less than eighty-five percent (85%) of the Common Stock's Fair Market Value on the date such award is made or at the time the purchase is consummated; provided, however, that not more than five percent (5%) of the shares reserved for issuance under the Plan pursuant to subsection 4(a) herein shall be granted pursuant to options or restricted stock awards having an exercise and/or purchase price, as applicable, that is less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to such option or restricted stock award on the date such award is granted and/or at the time the purchase is consummated, as the case may be.

          (ii) Consideration. The purchase price of Common Stock acquired pursuant to the restricted stock purchase agreement shall be paid either:
     (i) in cash at the time of purchase; (ii) at the discretion of the Board, according to a deferred payment or other similar arrangement with the Participant; or (iii) in any other form of legal consideration that may be acceptable to the Board in its discretion; provided, however, that at any time that the Company is incorporated in Delaware, then payment of the Common Stock's "par value," as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

          (iii) Vesting. Shares of Common Stock acquired under the restricted stock purchase agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

          (iv) Termination of Participant's Continuous Service. In the event a Participant's Continuous Service terminates, the Company may repurchase or otherwise reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the restricted stock purchase agreement.

          (v) Transferability. Rights to acquire shares of Common Stock under the restricted stock purchase agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the restricted stock purchase agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the restricted stock purchase agreement remains subject to the terms of the restricted stock purchase agreement.

8. COVENANTS OF THE COMPANY.

     (a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

     (b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

9. USE OF PROCEEDS FROM STOCK.

     Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

10. MISCELLANEOUS.

     (a) Acceleration of Exercisability and Vesting. The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

     (b) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

     (c) No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant's agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

     (d) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

     (e) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant's own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

     (f) Withholding Obligations. To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Stock Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered shares of Common Stock.

11. ADJUSTMENTS UPON CHANGES IN STOCK.

     (a) Capitalization Adjustments. If any change is made in the Common Stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to subsection 4(a), the maximum number of securities subject to award to any person pursuant to subsection 5(c), and the maximum number of securities subject to award pursuant to subsection 7(a)(v), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction "without receipt of consideration" by the Company.)

     (b) Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then all outstanding Stock Awards shall terminate immediately prior to such event.

     (c) Asset Sale, Merger, Consolidation or Reverse Merger. In the event of
(i) a sale, lease or other disposition of all or substantially all of the assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation or (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise (individually, a "Corporate Transaction"), then any surviving corporation or acquiring corporation shall assume any Stock Awards outstanding under the Plan or shall substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders in the Corporate Transaction for those outstanding under the Plan). In the event any surviving corporation or acquiring corporation refuses to assume such Stock Awards or to substitute similar stock awards for those outstanding under the Plan, then with respect to Stock Awards held by Participants whose Continuous Service has not terminated, the vesting of such Stock Awards (and, if applicable, the time during which such Stock Awards may be exercised) shall be accelerated in full, and the Stock Awards shall terminate if not exercised (if applicable) at or prior to the Corporate Transaction. With respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall terminate if not exercised (if applicable) prior to the Corporate Transaction.

12. AMENDMENT OF THE PLAN AND STOCK AWARDS.

     (a) Amendment of Plan. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11 relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

     (b) Stockholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

     (c) Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

     (d) No Impairment of Rights. Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless
(i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

     (e) Amendment of Stock Awards. The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and
(ii) the Participant consents in writing.

13. TERMINATION OR SUSPENSION OF THE PLAN.

     (a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth
(10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

     (b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

14. EFFECTIVE DATE OF PLAN.

     The Plan shall become effective as determined by the Board, but no Stock Award shall be exercised (or, in the case of a stock bonus, shall be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

15. CHOICE OF LAW.

     The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state's conflict of laws rules.

PROXY


                          AMYLIN PHARMACEUTICALS, INC.

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
     FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 25, 2001


     The undersigned hereby appoints Joseph C. Cook, Jr., Nancy K. Dahl and Mark
G. Foletta, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Amylin Pharmaceuticals, Inc. (the "Company") which the undersigned may be entitled to vote at the Special Meeting of Stockholders of the Company to be held at the offices of the Company, located at 9373 Towne Centre Drive, San Diego, California, 92121, on Thursday, January 25, 2001, at 9:00 a.m., local time, and at any and all continuations, adjournments or postponements thereof (the "Special Meeting"), with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT DELIVERED BY THE COMPANY IN CONNECTION WITH THE SPECIAL MEETING (THE "PROXY STATEMENT"). IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

      (CONTINUED, AND TO BE MARKED, DATED, AND SIGNED, ON THE OTHER SIDE)

-------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -



                            YOUR VOTE IS IMPORTANT!

                       YOU CAN VOTE IN ONE OF THREE WAYS:

1. Vote by internet at our Internet Address: http://www.eproxy.com/amln

                                       OR

2. CALL TOLL FREE 1-800-840-1208 on a Touch-Tone Telephone.

                                       OR

3. By Mail -- by promptly returning your completed proxy card in the enclosed envelope.

If you wish to access future Annual Reports and Proxy Statements electronically via the Internet and no longer receive the printed materials please provide your consent with your proxy vote.

                                                            Please mark   [X]
                                                             your votes
                                                           as indicated in
                                                            this example

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 1.

                                                        FOR  AGAINST  ABSTAIN
PROPOSAL 1: To approve the Company's 2001 Stock Option  [ ]    [ ]      [ ]
Plan as described in the Proxy Statement.


                                             PLEASE VOTE, DATE AND PROMPTLY
                                             RETURN THIS PROXY IN THE ENCLOSED
                                             RETURN ENVELOPE WHICH IS POSTAGE
                                             PREPAID IF MAILED IN THE UNITED
                                             STATES.


Signature(s) ______________________________________ DATED _______________, 2001
Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.
--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

[PHONE ART]                  YOUR VOTE IS IMPORTANT!           [COMPUTER ART]
                       YOU CAN VOTE IN ONE OF THREE WAYS:

YOUR telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

________________________________________________________________________________
                                VOTE BY INTERNET
                         24 hours a day, 7 days a week
   Follow the instructions at our Internet Address: http:/www.eproxy.com/amln
________________________________________________________________________________

                                       OR

________________________________________________________________________________
                                 VOTE BY PHONE
                          HAVE YOUR PROXY CARD IN HAND
Call toll-free 1-800-840-1208 on a touch tone telephone 24 hours a day,
            7 days a week. There is NO CHARGE to you for this call.
  You will be asked to enter your 11-digit Control Number, which is located in the box in the lower right hand corner of this form.
                       Follow the recorded instructions.
________________________________________________________________________________

                                       OR

________________________________________________________________________________
                               VOTE BY PROXY CARD
    Mark, sign and date your proxy card and return promptly in the enclosed envelope.
________________________________________________________________________________

If you wish to access future Annual Reports and Proxy Statements electronically via the Internet and no longer receive the printed materials, please provide your consent with your proxy vote.
________________________________________________________________________________

   NOTE: If you voted by internet or telephone, THERE IS NO NEED TO MAIL BACK your proxy card.


                    THANK YOU FOR VOTING.